UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8‑K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: July 20, 2017

(Date of earliest event reported)

BIOPHARMX CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-37411	59-3843182
(Commission File Number)	(IRS Employer Identification No.)

1505 Adams Drive, Suite D Menlo Park, California	94025
(Address of Principal Executive Offices)	(Zip Code)

(650) 889-5020

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)
☐	Pre‑commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))
☐	Pre‑commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.07.         Submission of Matters to a Vote to Security Holders

BioPharmX Corporation (the “Company”) held its Annual Meeting of Stockholders on July 20, 2017 (the “Annual Meeting”). As of the close of business on May 31, 2017, the record date for the Annual Meeting,  74,129,835 shares of common stock were outstanding and entitled to vote. Present at the Annual Meeting in person or by proxy were holders representing 53,341,878 shares of common stock, representing 72.0% of the eligible votes, constituting a quorum.

Voting results were as follows:

Proposal 1:  Election of four directors, each to serve until his/her successor has been duly elected and qualified:

Director Names	For	Withheld	Broker Non-Votes
Anja Krammer	32,583,694	1,973,071	18,785,113
Michael Hubbard	33,988,886	567,879	18,785,113
Stephen Morlock	33,358,201	1,018,564	18,785,113
C. Gregory Vontz	33,919,564	637,201	18,785,113

Proposal 2:  The ratification of the appointment of BPM LLP as the independent registered public accounting firm for the fiscal year ending January 31, 2018:

For	Against	Abstain
52,736,202	475,818	129,858

Proposal 3:  The approval, on a non-binding, advisory basis, of the compensation of the Company’s named executive officers:

For	Against	Abstain	Broker Non-Votes
32,079,548	2,421,036	56,181	18,785,113

No other matters were considered or voted upon at the meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOPHARMX CORPORATION

Date: July 24, 2017	By:	/s/ GREG KITCHENER
		Name:	Greg Kitchener
		Title:	Chief Financial Officer